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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Banyan Systems Incorporated on Form S-8 (File Nos. 33-50860, 33-50862, 33-50864, 33-54140, 33-57734, 33-78804, 33-92312, 33-95288 and 333-22631) of our reports dated January 31, 1997, on our audits of the consolidated financial statements and financial statement schedule of Banyan Systems Incorporated as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which reports are included or incorporated by reference in this Annual Report on Form 10-K.




                                                    /s/ Coopers & Lybrand L.L.P.
                                                    COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
March 31, 1997